Exhibit 99.4

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONTINENTAL BANK HOLDINGS, INC. SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONTINENTAL BANK HOLDINGS, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                  , 2014 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned, being a shareholder of Continental Bank Holdings, Inc. as of                  , 2014, hereby authorizes the Board of Directors of Continental Bank Holdings, Inc. or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of Shareholders of Continental Bank Holdings, Inc. to be held at the Whitemarsh Valley Country Club located at 815 Thomas Road, Lafayette Hill, Pennsylvania on                  , 2014 at     :     a.m., local time, and at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND “FOR” PROPOSAL 2 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY.

Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY - MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

Please be sure to sign and date this proxy in the box below.	Date

Shareholder sign above
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 5, 2014, by and between Continental Bank Holdings, Inc. and Bryn Mawr Bank Corporation, pursuant to which Continental Bank Holdings, Inc. will be merged with and into Bryn Mawr Bank Corporation.

For	Against	Abstain

☐	☐	☐

2.	Proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger and the transactions contemplated thereby.

For	Against	Abstain

☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of Continental Bank Holdings, Inc. called for                 , 2014, and a copy of the Joint Proxy Statement/Prospectus prior to the signing of this Proxy.

SHARES OF CONTINENTAL BANK HOLDINGS’ COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS CARD PROPERLY SIGNED, BUT YOU DO NOT OTHERWISE SPECIFY, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND “FOR” PROPOSAL 2 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

Detach above card, sign, date and mail in postage paid envelope provided. CONTINENTAL BANK HOLDINGS, INC.

You can vote in one of three ways:

1.	Call toll free 1-866- - on a Touch Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at www.investorvote.com/cont and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.